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Exhibit 99.1

CONTACTS:
	Media Inquiries: Vincent J. Truant Senior Vice President EarthShell Corporation (410) 847-9420 www.EarthShell.com	Investor Inquiries: Caroline Leakan Director, Investor Relations EarthShell Corporation (805) 897-2218 Investor@EarthShell.com

EARTHSHELL® CORPORATION ANNOUNCES
EQUITY FINANCING AGREEMENT WITH PRIVATE INVESTORS

        SANTA BARBARA, CA, April 8, 2002—EarthShell Corporation (Nasdaq: ERTH), innovators of food service packaging designed with the environment in mind, announced today that it has raised over $4 million in a financing transaction with a select group of investors.

        Under the purchase agreement, EarthShell issued an aggregate of 3.5 million shares of common stock under the Company's shelf registration statement. In addition, the Company issued warrants to the same group of investors to purchase an additional 1.75 million shares, exercisable over a thirty-day period following the initial sale. The Company's shelf registration statement, as amended, (Registration Number 333-76092) was declared effective by the Securities and Exchange Commission on January 7, 2002.

        EarthShell Corporation is engaged in the licensing and commercialization of proprietary composite material technology for the manufacture of foodservice disposable packaging, including cups, plates, bowls, hinged-lid containers, and sandwich wraps. In addition to certain environmental characteristics, EarthShell Packaging is designed to be cost and performance competitive compared to other foodservice packaging materials.

        For more information, please visit our website www.earthshell.com.

        This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties of other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in the Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's most recent Form 10-K and other documents filed by the Company with the Securities and Exchange Commission.

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EARTHSHELL® CORPORATION ANNOUNCES EQUITY FINANCING AGREEMENT WITH PRIVATE INVESTORS